Exhibit 99.1

DRC REPORTS PRELIMINARY SECOND QUARTER 2012 RESULTS

--- Company Reports Solid Cash Flow, Bookings and New Business Pipeline;
Company Evaluating Possible Goodwill Impairment Charge ---

Andover, Mass. - July 25, 2012 - Dynamics Research Corporation (Nasdaq: DRCO), a leading provider of innovative management consulting, engineering, science and information technology services and solutions to federal and state governments, today announced preliminary operating results for the second quarter ended June 30, 2012.  The preliminary results are subject to change based upon the conclusion of impairment testing being undertaken by the Company.

Preliminary Financial Results

The Company reported preliminary net income for the second quarter of 2012 of $1.4 million, or $0.14 per diluted share, versus $2.7 million, or $0.27 per diluted share, for the second quarter of 2011, excluding transaction costs of $2.2 million.  Preliminary earnings before interest, taxes, depreciation, and amortization (EBITDA) for the second quarter of 2012 was $7.1 million, or 8.7 percent of revenue, up 14 percent from $6.2 million, or 9.1 percent of revenue, for the second quarter a year ago.  Revenue for the second quarter of 2012 of $80.8 million was $12.3 million higher than $68.5 million for the same period in 2011 as a result of the merger with High Performance Technologies, Inc. on June 30, 2011.

For the six month period ended June 30, 2012 preliminary net income was $3.2 million, or $0.31 per diluted share, compared with $5.4 million, or $0.54 per diluted share, for the same period in 2011, excluding the second quarter 2011 transaction costs of $2.2 million.  Preliminary EBITDA for the first six months of 2012 was $14.9 million, or 8.9 percent of revenue, up 22 percent from $12.3 million, or 8.9 percent of revenue, for the same period a year ago.  For the six months ended June 30, 2012 revenue of $166.7 million was $28.7 million higher than $138.0 million for the same period in 2011 as a result of the merger with High Performance Technologies, Inc. on June 30, 2011.

As noted in the Company’s most recent quarterly report filed with the SEC, the Company experienced in the second quarter of 2012 a significant decline in the market price of the Company’s common stock, which has elevated the risk of goodwill impairment.  The Company’s step one goodwill impairment test as of June 30, 2012 presently is not complete.  As a result, the Company has not reached a conclusion as to whether goodwill, which had a book value of $212 million as of March 31, 2012, is impaired and for this reason the Company’s results are preliminary.  Prior to filing its Form 10-Q for the second quarter of 2012, the Company expects to complete the step one impairment test and estimate the range of impairment, if any.  The Company’s evaluation could result in a non-cash impairment charge for a substantial portion of the $212 million book value of goodwill for the second quarter of 2012.  In the event an impairment charge is recorded, the Company’s net income would be negatively affected, although revenue and cash flow from operations would not be impacted.  The Company expects to conclude its evaluation of goodwill impairment during the third quarter of 2012.

Business Highlights

“Federal government cost management actions, which are effecting award decisions, continue to impact our operating results and outlook for the year,” said Jim Regan, DRC’s chairman and chief executive officer.  “In response to the challenging conditions facing our industry we have been aggressively pursuing new business, pricing competitively and reducing costs.

“Notwithstanding these industry issues we continued to post strong EBITDA margins this quarter and generated free cash flow of $5.6 million, or 7 percent of revenue.  We are well positioned in the market and are experiencing an uptick in bidding and proposal activity.  The estimated total contract value of our qualified pipeline of new business opportunities now stands at $953 million, up $101 million in just three months, and includes $303 million in bids submitted and awaiting award.  We also saw an improvement in new business wins in the second quarter, as well as solid funded bookings, which resulted in a book-to-bill ratio of 1.1-to-one.  We expect that our differentiated capabilities, combined with strong presence in important growth markets, will enable us to capture our share of opportunities as the pace of award decisions picks up.”

Company Guidance

The Company’s estimate for 2012 full year revenue is in the range of $318 to $326 million.  The Company’s estimates for 2012 full year earnings, excluding any potential impairment charge, is in the range of at $0.68 to $0.72 per diluted share.  For the third quarter of 2012, the Company anticipates revenue in the range of $77 to $79 million and earnings per diluted share of $0.13 to $0.15 excluding the impact of any potential impairment charge.

Conference Call

The Company will conduct a second quarter 2012 conference call tomorrow, July 26, 2012 at 10:00 a.m. ET.  The call will be available via telephone at 877-303-4382 and accessible via Web cast at www.drc.com.  Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at 800-585-8367, replay passcode # 93583823, beginning at 1:00 p.m. ET on July 27, 2012.

About Dynamics Research Corporation

Dynamics Research Corporation (DRC) is a leading provider of mission-critical technology management services and solutions for government programs.  DRC offers the capabilities of a large company and the responsiveness of a small company, backed by a history of excellence and customer satisfaction.  Founded in 1955, DRC is a publicly held corporation (Nasdaq: DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts and the Washington, D.C. area.  For more information please visit our website at www.drc.com.

Safe Harbor

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain.  Consequently, actual results could materially and adversely differ and readers are cautioned not to place undue reliance on forward-looking statements.  For more detailed information concerning how risks and uncertainties could affect the Company's financial results, please refer to DRC's most recent filings with the SEC.  In addition to that information, the possibility of an impairment charge, which could result in a substantial reduction against goodwill and a commensurate charge against earnings, could have a material adverse impact on the preliminary results reported in this press release and on results during a subsequent period.  While the Company will reflect the outcome of its impairment testing in its Form 10-Q and final reported results for the second quarter ended June 30, 2012 the Company assumes no obligation to update any forward-looking information.

Non-GAAP Financial Information

DRC discloses earnings before interest, taxes, depreciation and amortization and free cash flow, which are not recognized measures under GAAP.  We have provided a reconciliation of EBITDA, adjusted to conform to the definition used in our loan agreements and free cash flow in Attachment V of this announcement.  When evaluating DRC’s financial results investors should evaluate each adjustment to reported GAAP financial measures in the reconciliation as additional information and not use this non-GAAP financial measure as alternatives to reported GAAP financial measures.  DRC presents these financial measures because the Company believes they provide investors with important supplemental information to assist them in assessing DRC’s financial results.

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	June 30,
	2012	2011
Revenue	$80,834	$68,472
Cost of revenue	68,307	58,045
Gross profit	12,527	10,427

Selling, general and administrative expenses	6,410	6,809
Amortization of intangible assets	1,031	374
Operating income	5,086	3,244
Interest expense, net	(2,621)	(768)
Other income (expense), net	(71)	67
Income from continuing operations before provision for income taxes	2,394	2,543
Provision for income taxes	973	1,106
Net income	$1,421	$1,437

Earnings per share:
Basic	$0.14	$0.14
Diluted	$0.14	$0.14

Weighted average shares outstanding:
Basic	10,319,901	10,050,545
Diluted	10,352,869	10,194,171

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(In thousands, except share and per share data)

	Six Months Ended
	June 30,
	2012	2011
Revenue	$166,703	$137,996
Cost of revenue	140,580	116,805
Gross profit	26,123	21,191

Selling, general and administrative expenses	13,301	12,478
Amortization of intangible assets	2,062	748
Operating income	10,760	7,965
Interest expense, net	(5,400)	(1,020)
Other income, net	64	163
Income from continuing operations before provision for income taxes	5,424	7,108
Provision for income taxes	2,212	2,963
Net income	$3,212	$4,145

Earnings per share:
Basic	$0.31	$0.42
Diluted	$0.31	$0.41

Weighted average shares outstanding:
Basic	10,330,851	9,971,411
Diluted	10,372,116	10,145,738

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	June 30,	December 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$8	$3,908
Contract receivables, net	64,072	66,466
Prepaid expenses and other current assets	4,250	2,566
Total current assets	68,330	72,940
Noncurrent assets
Property and equipment, net	13,651	15,265
Goodwill	211,805	211,805
Intangible assets, net	16,679	18,741
Deferred tax asset	-	497
Other noncurrent assets	3,974	4,312
Total noncurrent assets	246,109	250,620
Total assets	$314,439	$323,560

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$13,750	$12,375
Accounts payable	22,915	24,504
Accrued compensation and employee benefits	20,083	24,902
Deferred tax liability	3,479	3,383
Other accrued expenses	5,245	8,556
Total current liabilities	65,472	73,720
Long-term liabilities
Long-term debt	96,170	102,453
Deferred tax liability	2,536	-
Other long-term liabilities	31,845	33,066
Total stockholders' equity	118,416	114,321
Total liabilities and stockholders' equity	$314,439	$323,560

ATTACHMENT IV

DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)
(Dollars in thousands)

Contract revenues were earned from the following sectors:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
National defense and intelligence agencies	$46,547	$47,471	$97,072	$95,282
Homeland security	11,062	11,322	22,508	23,610
Federal civilian agencies	19,222	5,782	39,191	11,590
Total revenue from federal agencies	76,831	64,575	158,771	130,482
State and local government agencies	4,003	3,886	7,915	7,500
Other	-	11	17	14
Total revenue	$80,834	$68,472	$166,703	$137,996

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Fixed price, including service-type contracts	47%	51%	46%	50%
Time and materials	33	30	34	30
Cost reimbursable	20	19	20	20
	100%	100%	100%	100%

Prime contract	85%	76%	85%	75%
Sub-contract	15	24	15	25
	100%	100%	100%	100%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net cash provided by operating activities	$5,738	$9,504	$4,118	$1
Capital expenditures	$123	$542	$215	$862
Depreciation	$1,004	$842	$2,018	$1,707
Bookings	$85,346	$54,730	$143,681	$113,753

	June 30,	December 31,
	2012	2011
Total backlog	$669,899	$801,932
Funded backlog	$150,557	$183,336
Employees	1,380	1,534

ATTACHMENT V

DYNAMICS RESEARCH CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
PRELIMINARY ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (ADJUSTED EBITDA) (unaudited) AND
FREE CASH FLOW (unaudited)
(Dollars in thousands)

As presented, adjusted EBITDA is defined as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income (preliminary)	$1,421	$1,437	$3,212	$4,145
Add:
Interest expense, net	2,621	768	5,400	1,020
Provision for income taxes	973	1,106	2,212	2,963
Depreciation expense	1,004	842	2,018	1,707
Amortization expense	1,031	374	2,062	748
Share-based compensation	175	142	351	329
Transaction costs, net of amounts included in net interest expense	-	1,703	-	1,703
Less: amortization of deferred gain on sale of building	(169)	(169)	(338)	(338)
Adjusted EBITDA(1)	$7,056	$6,203	$14,917	$12,277
Adjusted EBITDA, as a percent of revenue	8.7%	9.1%	8.9%	8.9%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net cash provided by operating activities	$5,738	$9,504	$4,118	$1
Less: Additions to property and equipment	(123)	(542)	(215)	(862)
Free cash flow	$5,615	$8,962	$3,903	$(861)
Free cash flow, as a percent of revenue	6.9%	13.1%	2.3%	-0.6%

(1) We have calculated adjusted EBITDA to conform with the definition of EBITDA provided in our loan agreements to help investors understand that component of our debt covenant calculations.  We may have calculated EBITDA differently than it is calculated by other companies.

ATTACHMENT VI

DYNAMICS RESEARCH CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended	Six Months Ended
	June 30, 2011	June 30, 2011
Revenue	$68,472	$137,996
Cost of revenue	58,045	116,805
Gross profit	10,427	21,191

Non-GAAP selling, general and administrative expenses	5,106	10,775
Amortization of intangible assets	374	748
Non-GAAP operating income	4,947	9,668
Non-GAAP interest expense, net	(235)	(487)
Other income, net	67	163
Income from continuing operations before provision for income taxes	4,779	9,344
Provision for income taxes	2,046	3,903
Non-GAAP net income	$2,733	$5,441

Non-GAAP earnings per share:
Non-GAAP Basic	$0.27	$0.55
Non-GAAP Diluted	$0.27	$0.54

Weighted average shares outstanding:
Basic	10,050,545	9,971,411
Diluted	10,194,171	10,145,738

ATTACHMENT VII

DYNAMICS RESEARCH CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except share and per share data)

	Three Months Ended	Six Months Ended
	June 30, 2011	June 30, 2011
GAAP selling, general and administrative expenses	$6,809	$12,478
Operating transaction costs	(1,703)	(1,703)
Non-GAAP selling, general and administrative	$5,106	$10,775

GAAP operating income	$3,244	$7,965
Operating transaction costs	1,703	1,703
Non-GAAP operating income	$4,947	$9,668

GAAP interest expense, net	$(768)	$(1,020)
Non operating transaction costs	533	533
Non-GAAP interest expense, net	$(235)	$(487)

GAAP income from continuing operations before provision for income taxes	$2,543	$7,108
Total transaction costs	2,236	2,236
Non-GAAP income from continuing operating before provision for income taxes	$4,779	$9,344

GAAP provision for income taxes	$1,106	$2,963
Tax benefit for transaction costs	940	940
Non-GAAP provision for income taxes	$2,046	$3,903

GAAP net income	$1,437	$4,145
Total transaction costs, net of taxes	1,296	1,296
Non-GAAP net income	$2,733	$5,441

Earnings per share:
GAAP Basic	$0.14	$0.42
Per share effect of transaction costs	0.13	0.13
Non-GAAP Basic	$0.27	$0.55

GAAP Diluted	$0.14	$0.41
Per share effect of transaction costs	0.13	0.13
Non-GAAP Diluted	$0.27	$0.54

Weighted average shares outstanding:
Basic	10,050,545	9,971,411
Diluted	10,194,171	10,145,738

CONTACT:	Darrow Associates, Inc.
Investors:
Chris Witty
646.438.9385
cwitty@darrowir.com

Sage Communications (for DRC)
Media:
Duyen "Jen" Truong
703.584.5645
duyent@aboutsage.com